AMENDMENT TO
PARTICIPATION AGREEMENT
The Participation Agreement (the “Agreement”), dated October 1, 2000, by and among AIM Variable Insurance Funds, a Delaware trust (“AVIF”); Invesco Aim Distributors, Inc., a Delaware corporation (“AIM”), MetLife Insurance Company of Connecticut, a Connecticut life insurance company (collectively, the “LIFE COMPANIES”) and MetLife Distribution LLC, an affiliate of LIFE COMPANIES and the principal underwriter to the Contracts (“UNDERWRITER”), is hereby amended as follows:
     WHEREAS, effective April 30, 2010, AIM Variable Insurance Funds will be renamed AIM Variable Insurance Funds(Invesco Variable Insurance Funds). All references to AIM Variable Insurance Funds will hereby be deleted and replaced with AIM Variable Insurance Funds(Invesco Variable Insurance Funds);
     WHEREAS, effective April 30, 2010, Invesco Aim Distributors, Inc. will be renamed Invesco Distributors, Inc. All references to Invesco Aim Distributors, Inc. will hereby be deleted and replaced with Invesco Distributors, Inc.
     Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:
SCHEDULE A
FUNDS AVAILABLE UNDER THE CONTRACTS
ALL SERIES I SHARES AND SERIES II SHARES OF AIM VARIABLE INSURANCE FUNDS(INVESCO VARIABLE INSURANCE FUNDS)
ACCOUNTS UTILIZING THE FUNDS
ALL ACCOUNTS UTILIZING THE FUNDS
CONTRACTS FUNDED BY THE ACCOUNTS
ALL CONTRACTS FUNDED BY THE ACCOUNTS

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.
Effective date: April 30, 2010.

AIM VARIABLE INSURANCE FUNDS
(INVESCO VARIABLE INSURANCE FUNDS)

Attest:	/s/ Peter Davidson		By:	/s/ John M. Zerr
	Name:	Peter Davidson		Name:	John M. Zerr
	Title:	Assistant Secretary		Title:	Senior Vice President
INVESCO DISTRIBUTORS, INC.

Attest:	/s/ Peter Davidson		By:	/s/ John Cooper
	Name:	Peter Davidson		Name:	John S. Cooper
	Title:	Assistant Secretary		Title:	President
METLIFE INSURANCE COMPANY OF CONNECTICUT, on behalf of itself and its separate accounts

Attest:	/s/ Michael L. Cifelli		By:	/s/ Paul L. LeClair
	Name:	Michael L. Cifelli		Name:	Paul L. LeClair
	Title:	Legal Assistant		Title:	Vice President

METLIFE INVESTORS DISTRIBUTION COMPANY

Attest:	/s/ Michael L. Cifelli		By:	/s/ Paul M. Kos
	Name:	Michael L. Cifelli		Name:	Paul M. Kos
	Title:	Legal Assistant		Title:	Vice President

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